AMENDMENT NO. 3, EXTENSION, WAIVER AND ASSIGNMENT TO
                       RESTATED SECURED CREDIT AGREEMENT


      This Amendment No. 3, Extension, Waiver and Assignment to Restated Secured Credit Agreement (this "Amendment") is entered into as of the 31st day of August, 1996 by and among Universal Premium Acceptance Corporation (the "Company"), a Missouri corporation, The First National Bank of Boston ("FNBB"), in its capacity as agent for the Banks hereinafter referred to (in such capacity, the "Agent"), in its individual capacity as a Bank and in its capacity as Assignee as contemplated in Section 5 hereof, Magna Bank of Missouri, successor by merger to Landmark Bank and formerly known as Magna Bank of St. Louis, in its capacity as Assignor as contemplated in Section 5 hereof ("Magna"), and The Sumitomo Bank, Limited, as successor to The Daiwa Bank, Limited ("Sumitomo"). Sumitomo and FNBB in its individual capacity are herein referred to as the "Banks".

                                  WITNESSETH:

      WHEREAS, the Company, the Banks and the Agent are parties to that certain Restated Secured Credit Agreement, dated as of July 29, 1994, as amended by Amendment No. 1 to Restated Secured Credit Agreement dated as of August 14, 1995 and Amendment No. 2 and Waiver dated as of April 3, 1996 (as so amended, the "Restated Secured Credit Agreement"); and

      WHEREAS, the Company has requested the Agent and the Banks to extend the maturity of the Restated Secured Credit Agreement for an additional period, reduce certain pricing applicable thereto and amend a certain financial covenant applicable to the Company thereunder; and
      WHEREAS, the Agent and the Banks are willing to modify the Restated Secured Credit Agreement to reflect such actions on the terms and subject to the conditions set forth below; and

      WHEREAS, Magna has requested FNBB to assume all of its outstanding rights and obligations under the Restated Secured Credit Agreement, to be effective as of the date of this Amendment, and FNBB is willing to do so on the terms and subject to the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Terms defined in the Restated Secured Credit Agreement which are used herein shall have the same meanings as set forth in the Restated Secured Credit Agreement unless otherwise defined herein.

     2. EXTENSION OF MATURITY DATE. As provided in the Restated Secured Credit Agreement, the Revolving Loan Commitment is set to expire on August 31, 1996, due to the Banks' having given notice of the occurrence of the Maturity Date on such date as contemplated in the definition of "Maturity Date" set forth in Section 10.1 of the Restated Secured Credit Agreement. Notwithstanding such notice, the Banks hereby agree to extend the Maturity Date for an additional period to October 31, 1996. This extension shall be effective solely for the period described above and shall not be deemed to be an agreement to grant any further extensions of the Maturity Date, or a waiver of any rights or remedies that the Banks may now or hereafter exercise under the Restated Secured Credit Agreement, including the right to receive payment in full of all amounts then outstanding on October 31, 1996.

     3. AMENDMENTS TO RESTATED SECURED CREDIT AGREEMENT. Effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 6 below, the Restated Secured Credit Agreement is hereby amended as follows:

     (a) Section 3.1.1 (a) of the Restated Secured Credit Agreement is amended and restated in its entirety as follows:

      "(a) The term "Effective Rate" shall mean, with respect to each portion of the Revolving Loan (i) not subject to a LIBOR Pricing Option, a rate per annum equal to the Base Rate, and (ii) subject to a LIBOR Pricing Option, a rate per annum equal to the LIBOR Rate plus two percent (2.00%) for each Interest Period applicable thereto; provided that with respect to the Percentage Interest of FNBB in any portion of any Revolving Loan from and after August 31, 1996, the Effective Rate shall mean, with respect to all portions of the Revolving Loan (y) not subject to a LIBOR Pricing Option, a rate per annum equal to 7%, and (z) subject to a LIBOR Pricing Option, a rate per annum equal to the LIBOR Rate plus two percent (2.00%) for each Interest Period applicable thereto in effect on August 31, 1996 but expiring after such date, and a rate per annum equal to 7% after the expiry of such interest period.".

     (b) Section 8.13 of the Restated Secured Credit Agreement is hereby amended and restated in its entirety as follows:

      "8.13. Allowance for Losses. The Company shall not permit the "Allowance for Losses" account on its balance sheet to, at the end of each month for two consecutive months, be less than 1.0% of the aggregate amount of finance receivables (net of unearned finance charges) on such balance sheet for such months.".

      (c) Schedule 13.1 to the Restated Secured Credit Agreement is amended by deleting said schedule in its entirety and substituting therefor a new Schedule
13.1 in the form attached to this Amendment.
     4. WAIVERS OF THE RESTATED SECURED CREDIT AGREEMENT. The Company has advised the Banks that due to lower levels of historic losses and current industry practice, the Company has changed the level of reserves maintained against its finance receivables. This action caused a breach of the covenant contained in Section 8.13 of the Restated Secured Credit Agreement (as in effect prior to the date hereof), which section prohibited the Company from permitting the "Allowance for Losses" account on its balance sheet to be less than 2.0% of the aggregate amount of finance receivables (net of unearned finance charges) on such balance sheet as of the end of each month for two consecutive months. Such breach constitutes an Event of Default under Section 9.1.2 of the Restated Secured Credit Agreement for the two-month periods ended May 31, 1996 and June 30, 1996. The Banks are willing to waive such Event of Default for such periods, on the terms and conditions set forth herein, provided that the waivers contained in this Amendment shall be effective solely for the matters and periods described above and shall not be deemed to be a waiver of any other term or condition of the Restated Secured Credit Agreement, or a waiver of any rights or remedies that the Banks may now or hereafter exercise under the Restated Secured Credit Agreement, including the right to enforce compliance by the Company of said Sections 8.13 and 9.1.2 of the Restated Secured Credit Agreement at all times after the date hereof.

      5. ASSIGNMENT AND ASSUMPTION OF MAGNA'S SHARE OF REVOLVING LOAN COMMITMENT AND REVOLVING LOANS.

      (a) Assignment and Transfer of Assigned Rights. Effective on and as of the date of this Amendment, Magna, as assignor (in such capacity, the "Assignor") hereby irrevocably sells, transfers and assigns to FNBB, as assignee (in such capacity, the "Assignee"), without recourse, and the Assignee hereby purchases and acquires from the Assignor, 100% (the "Assigned Percentage") of the Assignor's right, title and interest in and to the Restated Secured Credit Agreement and the Bank Obligations owed to the Assignor thereunder and under the other Bank Agreements, whether now existing or hereafter arising thereunder, including without limitation the Percentage Interest of the Assignor in the Revolving Loan Account evidencing the Revolving Loans and any collateral security held in connection therewith (collectively referred to herein as the "Assigned Rights"). Upon the execution of this Amendment by the parties hereto and the payment of the purchase price by the Assignee as provided in Section 5(c) hereof, the Assignee shall acquire the Assigned Rights and the Company shall thereafter make any payments due under the Restated Secured Credit Agreement or the other Bank Agreements with respect to the Assigned Rights to the Agent for the account of the Assignee. If any amount is received or recovered by the Assignor in respect of the Assigned Rights on or after the date hereof, the Assignor shall hold such amount in trust on behalf of the Assignee and shall immediately pay such amount in full to the Assignee.

      (b) Assumption of Obligations. Effective on and as of the date hereof, the Assignee hereby assumes from the Assignor, and the Assignor is hereby expressly and absolutely released from, the Assigned Percentage of the Assignor's obligations arising under the Restated Secured Credit Agreement, including without limitation the Assignor's obligation to fund a Percentage Interest of each Revolving Loan as contemplated in the Restated Secured Credit Agreement.

      (c) Purchase Price. Concurrent with the execution of this Amendment by the parties hereto, as full consideration for the sale, transfer and assignment by the Assignor to the Assignee of the Assigned Rights, the Assignee shall pay to the Assignor an amount equal to the Assignor's Percentage Interest of the Assignor in the Revolving Loan Account evidencing the Revolving Loans, all interest accrued thereon and all accrued commitment fees in immediately available funds, by wire transfer of that amount to such account as the Assignor may advise the Assignee.

      (d)   Representations and Warranties.

      (i) The Assignor hereby represents and warrants to the Assignee as follows:

      (A) the Assignor has full power and authority to execute, deliver and perform this Amendment in accordance with its terms, and the execution, delivery and performance of this Amendment by the Assignor, and the assignment and transfer of the Assigned Rights, have been duly authorized by all necessary action of the Assignor. This Amendment constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms;

      (B) the execution, delivery and performance of this Amendment by the Assignor do not require any registration with or consent or approval of, or any other action by, any governmental or other agency or other authority, or any other party; and

      (C) the Assignor is the legal and beneficial owner of the Assigned Rights, free and clear of any claim, defense or counterclaim known to the Assignor which may be asserted by the Company against the Assignor.

      (ii) The Assignee hereby represents and warrants to the Assignor as follows:

      (A) the Assignee has the full power and authority to execute, deliver and perform this Amendment in accordance with its terms, and the execution, delivery and performance of this Amendment by the Assignee have been duly authorized by all necessary action of the Assignee. This Amendment constitutes the legal, valid and binding obligation of the Assignee enforceable against the Assignee in accordance with its terms;

      (B) the Assignee understands and agrees that, other than the representations and warranties set forth in Section 5(d)(i) hereof, the Assignor is not responsible for, and is not making any representation or warranty with respect to, any closing condition, covenant or undertaking under the Restated Secured Credit Agreement having been met or complied with; and

      (C) the Assignee has independently and without reliance upon the Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to purchase the Assigned Rights.

     6. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written when and only when the Agent has received the following:

          (a) at least one copy (or counterparts) of this Amendment duly executed and delivered by each of the parties hereto; and

          (b) a certificate of the Secretary or an Assistant Secretary of the Company with respect to resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment and the performance of the Restated Secured Credit Agreement as amended hereby and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Amendment, and providing specimen signatures of such officers.

     7.   REPRESENTATIONS AND WARRANTIES, ETC.

     (a)  The Company represents and warrants to the Agent and the Banks that
(i) the Company has the corporate power and all necessary authority to execute and deliver this Amendment, and (ii) each of this Amendment and the Restated Secured Credit Agreement (as amended hereby) is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms.
     (b) The Company hereby reaffirms all covenants, representations and warranties made in the Restated Secured Credit Agreement to the extent not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date of this Amendment.

     8.   REFERENCES, ETC.

     (a) Upon and after the effectiveness of this Amendment, (i) each reference in the Restated Secured Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Restated Secured Credit Agreement as amended hereby, and (ii) each reference to the Restated Secured Credit Agreement in all other Bank Agreements and other related documents shall mean and be a reference to the Restated Secured Credit Agreement, as amended hereby.

     (b) Except as specifically amended or waived above, the terms of the Restated Secured Credit Agreement, the Notes, the Security Agreement and all other Bank Agreements shall remain in full force and effect and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to, or a waiver of, any provisions of the Restated Secured Credit Agreement or any right, power or remedy of the Agent of the Banks.

     9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of The Commonwealth of Massachusetts.

     10. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     11. COUNTERPARTS, ETC. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment may be made by telecopy of a duly signed counterpart hereof. A counterpart of this Amendment is being signed by Magna solely in its capacity as Assignor under Section 5 of this Amendment.


     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                 UNIVERSAL PREMIUM ACCEPTANCE
                                   CORPORATION

                                 By:
                                 Title:


                                 THE FIRST NATIONAL BANK OF      BOSTON,
                                 INDIVIDUALLY, AS ASSIGNEE AND AS AGENT

                                 By:
                                 Title:


                                 MAGNA BANK OF MISSOURI, AS ASSIGNOR

                                 By:
                                 Title:


                                 THE SUMITOMO BANK, LIMITED
                                 By:
                                 Title:

                                 By:
                                 Title: